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                                                                     EXHIBIT (5)

                                  LAW OFFICES
                        HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                         BIRMINGHAM, ALABAMA 35203-2618

                            FACSIMILE (205) 324-1133
                            TELEPHONE (205) 251-1000

                                                     PLEASE REPLY TO: BIRMINGHAM




                                January 21, 1999



The Banc Corporation
17 North 20th Street
Birmingham, Alabama 35203



          Re:       REGISTRATION STATEMENT ON FORM S-8--
                    THE BANC CORPORATION 401(K) PLAN
                    OUR FILE NO. 05136-007



Gentlemen:


     We have served as counsel for The Banc Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 200,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants in the Company's 401(k) Plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.


     In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Shares and the authorization and adoption of the Plan as we have deemed necessary and appropriate.


     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that:
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The Banc Corporation
January 21, 1999
Page 2



     1.   The Shares have been duly authorized.

     2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

     We do hereby consent to the reference to our firm in this Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                         Very truly yours,

                                         HASKELL SLAUGHTER & YOUNG, L.L.C.


                                         By:  /s/  Donald T. Locke
                                            -----------------------------
                                                   Donald T. Locke